SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K/A

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 27, 2004

INYX, INC.

(Exact Name of Registrant as Specified in its Charter)

Nevada	33-83152	75-2870720

(State or Other Jurisdiction Incorporation)	(Commission File Number)	(IRS Employer Identification Number)

825 Third Avenue	New York, New York	10022

(Address of Principal Executive Office)	(City and State)	(Zip Code)

Registrant’s telephone number, including area code: 212-838-1111

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐    Written Communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 3.02 Unregistered Sales of Equity Securities
ITEM 7.01 Regulation FD Disclosure

On approximately August 11, 2004, INYX, Inc. (the "Company") commenced a private placement (the "Offering") to accredited investors (the "Investors") of its units (the "Units"), each Unit consisting of shares (the “Shares”) of common stock (the "Common Stock") and warrants (the "Warrants") to purchase shares of Common Stock (the "Warrant Shares"), on a $4,000,000 minimum and $7,000,000 maximum basis.

On August 27, 2004, the Company effectuated the initial closing of the Offering and sold to accredited investors (the "Investors") in the aggregate 6,407,960 shares of its Common Stock for an aggregate of $4,621,800 of net proceeds upon the gross proceeds of $5,152,000. Investors in the Offering also received five (5) year Warrants to purchase in the aggregate 6,407,960 Warrant Shares, at an initial exercise price of $1.01 per share. On September 1, 2004, the Company effectuated a second closing of the Offering and sold to accredited investors (the "Investors") in the aggregate 1,279,882 shares of its Common Stock for an aggregate of $979,110 of net proceeds upon $1,087,900 of gross proceeds. Investors participating in the second Offering also received five (5) year Warrants to purchase in the aggregate 1,279,882 Warrant Shares, at an initial exercise price of $1.06 per share.

During the term of the Warrants, the Exercise Price shall be increased by two (2%) percent (but no more than cumulatively twenty (20%) percent) for every $2,000,000 of net revenues of the Company above $35,000,000 for the twelve (12) months ended December 31, 2005 and $55,000,000 for the twelve (12) months ended December 31, 2006; and (ii) the Exercise Price shall be decreased by five (5%) percent (but no more than cumulatively fifty (50%) percent) for every $2,000,000 million that net revenues of the Company are below $35,000,000 for the twelve (12) months ended December 31, 2005 and $55,000,000 for the twelve (12) months ended December 31, 2006. The Warrants also contain certain redemption and anti-dilution provisions.

Pursuant to a Registration Rights Agreement by and among the Company and the Investors, the Company has agreed to register for sale under the Securities Act of 1933, as amended, all the Shares and Warrant Shares issued in the Offering (the “Registration Statement”). The Company has agreed to file with and have declared effective by the Securities and Exchange Commission the Registration Statement no later than thirty (30) days and ninety (90) days following the final closing of the Offering, respectively. The Company also granted piggyback registration rights in connection therewith.

In connection with the initial closing of the Offering, the Company paid to the Offering’s placement agent (the "Agent") commissions of $515,200 (ten (10%) percent of the gross proceeds raised in the Offering) and issued to the Agent five (5) year warrants to purchase 640,796 shares of Common Stock at an exercise price of $1.01 per share. In connection with the second Offering, the Company paid the Agent commissions of $108,790 (ten (10%) percent of the gross proceeds raised in the second closing of the Offering) and issued to the Agent five (5) year warrants to purchase 127,988 shares of Common Stock at an exercise price of $1.06 per share. The Company has also granted to the Agent certain registration rights with respect to the common stock warrants issued to the Agent.

Additionally, the Company and the Agent have elected to extend the Offering to September 3, 2004 and may further elect to extend the Offering one or more times after such date to no later than October 11, 2004 to attempt to complete the $7,000,000 maximum amount.

THE ABOVE DESCRIPTION OF, AMONG OTHER ITEMS, THE OFFERING, THE WARRANTS AND REGISTRATION RIGHTS IS QUALIFIED IN ITS ENTIRETY BY THE SUBSCRIPTION AGREEMENT, THE WARRANT AND THE REGISTRATION RIGHTS AGREEMENT, ALL FILED AS EXHIBITS TO REGISTRANT’S CURRENT REPORT ON FORM 8-K FILED ON AUGUST 30, 2004 ON THIS CURRENT REPORT AMENDMENT.

Item 9.01	Financial Statements and Exhibits

(a)	Not Applicable
(b)	Not Applicable
(c)	Exhibits required by Item 601 of Regulation S-K

Exhibit No.	Description

3.6	Form of Warrant (included in the Registrants Form 8-K filed on August 30, 2004 and incorporated by reference herein)
10.21	Form of Subscription Agreement (included in the Registrants Form 8-K filed on August 30, 2004 and incorporated by reference herein)
10.22	Form of Registration Rights Agreement (included in the Registrants Form 8-K filed on August 30, 2004 and incorporated by reference herein)

Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

INYX, INC.

Dated: September 2, 2004	By:	/s/ Jay M. Green
Jay M. Green
Executive Vice President

EXHIBIT INDEX

Exhibit No.	Description

3.6	Form of Warrant (included in the Registrants Form 8-K filed on August 30, 2004 and incorporated herein)
10.21	Form of Subscription Agreement (included in the Registrants Form 8-K filed on August 30, 2004 and incorporated by reference herein)
10.22	Form of Registration Rights Agreement (included in the Registrants Form 8-K filed on August 30, 2004 and incorporated herein)